Exhibit 10.9

AMENDMENT TO

MORGAN STANLEY 401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”) as follows:

1. Effective January 1, 2010, Section 2, Definitions, shall be amended by deleting clause (f) in the third sentence of the first paragraph of the definition of “Earnings” and inserting the following in lieu thereof:

“(f)(1) for a Participant whose employment with the Affiliated Group terminates on or after January 1, 2010, amounts paid after the 10th day of the month following the month in which the Participant’s employment with the Affiliated Group terminates; (2) for a Participant whose employment with the Affiliated Group terminates on or before December 1, 2009, amounts paid more than 30 days after the date on which the Participant’s employment with the Affiliated Group terminates; and (3) for a Participant whose employment terminates within the 30 days prior to January 1, 2010, the provision in (f)(1) or (f)(2) that results in the larger amount of Earnings for such Participant,”

2. Effective November 30, 2009, Section 2, Definitions, shall be amended by adding the following at the end of the definitions of “Discover Stock Fund” and “Investment Funds”:

“Effective November 30, 2009, the Discover Stock Fund shall no longer be an Investment Fund under the Plan.”

3. Effective December 23, 2009, Section 5(a)(iii), Catch-Up Contributions, is amended by inserting the following as the penultimate sentence thereof:

“Effective December 23, 2009, to the extent permitted by the Plan Administrator, catch-up contributions made by a Participant may be designated as Roth catch-up contributions, which shall be separately accounted for by the Plan Administrator.”

4. Effective January 1, 2008, Section 5(d), Distribution of Excess Elective Deferrals, is amended by deleting the parenthetical phrase in the third sentence thereof and inserting “(adjusted for any income or loss allocable through the end of the tax year for which such Excess Elective Deferral was made)” in lieu thereof.

5. Effective January 1, 2008, Section 5(f)(i), Distribution of Excess Contributions, is amended by deleting the phrase “up to the date of distribution” in the second sentence thereof and inserting “through the end of the tax year in which such Excess Contribution is made” in lieu thereof.

6. Effective January 1, 2008, Section 5(h)(i), Distribution of Excess Aggregate Contributions, is amended by deleting the word “thereto” in the first sentence thereof and inserting “through the end of the tax year in which such Excess Aggregate Contribution is made” in lieu thereof.

7. Effective January 1, 2009, Sections 5(i)(iii)(2) and 5(j), shall be amended by inserting the following at the end thereof:

“Notwithstanding anything herein to the contrary, the Plan shall not accept any Rollover Contribution from another plan sponsored or maintained by the Company or any member of the Company’s Affiliated Group.”

8. Effective December 23, 2009, Section 5(k), Salary Reduction and Tax Status of Pre-Tax Contributions, is amended by inserting the parenthetical “(other than Roth catch-up contributions)” immediately following the reference to catch-up contributions therein.

9. Effective November 30, 2009, Sections 7(b)(i), 11(a)(i), 12(c), 12(e) and 12(g)(iii) shall be amended by inserting the following immediately following each reference to the “Discover Stock Fund” and “Discover Stock” therein:

“(but only through November 30, 2009)”

10. Effective October 23, 2009, Section 7(b)(ii)(2), shall be amended by deleting the third paragraph thereof and inserting the following in lieu thereof:

“The Discover Stock Fund is terminated as an investment under the Plan effective November 30, 2009. Any assets remaining in the Discover Stock Fund as of the day that is one day after the announcement by Morgan Stanley of 3rd quarter, 2009 earnings (but no earlier than October 23, 2009), shall be liquidated according to a schedule determined by the Plan Administrator and the proceeds of such liquidation shall be reinvested in units of the Morgan Stanley Stock Fund. Notwithstanding the foregoing, for any Participant who is obligated to file reports under section 16 of the Securities Exchange Act of 1934, the proceeds of such liquidation shall be invested in the qualified default investment alternative established under Section 7(d)(i) of the Plan applicable to such Participant.”

11. Effective November 30, 2009, the first two paragraphs of Section 7(b)(ii)(2) shall be deleted.

12. Effective November 30, 2009, Section 8(d)(v), Voting and Tendering of Discover Stock, shall be amended by adding the following to the end thereof:

“Effective November 30, 2009, this Section 8(d)(v) shall no longer be operative.”

13. Effective January 1, 2008, Section 10(a), Amount of Benefit, is amended by inserting the following immediately after the first sentence thereof:

“Notwithstanding anything in this Section 10(a) to the contrary, vesting is provided under the Plan to the extent required under Code section 411(a).”

14. Effective June 1, 2009, Section 10(a)(iii), Vesting in Cash Dividends, is amended by deleting the phrase “with respect to which” in the first sentence thereof and inserting the phrase “without regard to whether” in lieu thereof.

15. Effective January 1, 2007, Section 11(g), Optional Direct Rollover of Eligible Rollover Distributions, is amended by deleting subsection (i) and inserting the following in lieu thereof:

“(i) A participant who receives a distribution described in Section 11(a) or a withdrawal described in Section 12 may direct the Plan Administrator to directly roll over all or any portion of the distribution or withdrawal as permitted by Code sections 401(a)(31) and 402(c).

16. Effective January 1, 2007, Section 11(g), Optional Direct Rollover of Eligible Rollover Distributions, is amended by deleting the second sentence of subsection (ii) and inserting the following in lieu thereof:

“However, such portion may be transferred only as permitted in Code section 402(c)(2).”

17. Effective January 1, 2010, Section 12(g)(v), Loan Repayment Terms, is amended by inserting the following after the sixth sentence thereof:

“Notwithstanding the foregoing, effective January 1, 2010, in the discretion of the Plan Administrator on a nondiscriminatory basis, the note may provide (or may be amended to provide) that if a Participant with an outstanding loan terminates employment as a result of a Release, such Participant may continue making loan repayments directly to the Benefit Center for up to the lesser of (1) the remainder of the period of such loan or (2) a period of one year after such Participant’s termination of employment and that any outstanding principal and interest due at the end of such period shall be paid immediately thereafter.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 29th day of December, 2009.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY
Title:	Global Head of Human Resources

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